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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington,  D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 1, 1998
                                                   ----------------


                         Commission File No.  001-12392
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                           NATIONAL DATA CORPORATION
                           -------------------------
               (Exact name of registrant as specified in charter)

           DELAWARE                                             58-0977458
- --------------------------------                          --------------------
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

  National Data Plaza, Atlanta, Georgia                       30329-2010
- ----------------------------------------                  --------------------
(Address of principal executive offices)                       (Zip Code)

     Registrant's telephone number, including area code 404-728-2000
                                                        ------------

                                      NONE
        ---------------------------------------------------------------
            (Former name, former address and former fiscal year, if
                            changed since last year)

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Item 5.  Other Events
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     On December 22, 1997, National Data Corporation's ("the Company") Board of
Directors authorized a plan to purchase up to an additional 500,000 shares of the company's common stock. This is in addition to the plan announced December 22, 1997, when the company said that it would repurchase up to 200,000 shares.

     Subject to availability at prices the company deems appropriate, the repurchases may be made from time-to-time in the open market. The shares will be used to fund the company's internal requirements under various stock plans such as stock option, employee stock purchase, restricted stock and employee savings plans.

     Robert A. Yellowlees, NDC's chairman and CEO, remarked that "In light of the current price level of NDC stock, we believe that this program represents an attractive investment."

     National Data Corporation (NYSE:NDC) is a leading provider of health information services and electronic commerce solutions that add value to its customers' operations.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                NATIONAL DATA CORPORATION
                                                -------------------------
                                                      (Registrant)


Date:   October 1, 1998        By:     /s/ E. Michael Ingram
        ---------------                ---------------------
                                       E. Michael Ingram
                                       General Counsel and Secretary

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